UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 19, 2003

WESTCORP

(Exact Name of Registrant as Specified in Charter)

California	33-13646	51-0308535

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Pasteur, Irvine, California 92618-3804

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (949) 727-1000

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Item 5. Other Events and Regulation FD Disclosure.

On June 19, 2003, Westcorp issued a press release updating its earnings per share guidance in anticipation of a 12% increase in shares outstanding from the prospective issuance of 4.6 million shares through its previously announced follow-on offering and a concurrent placement of shares. A copy of that press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by this reference.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit is furnished herewith:

Exhibit 99.1 – Westcorp Press Release dated June 19, 2003

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTCORP, a California corporation

June 19, 2003	By:	/s/ MARK OLSON

Mark Olson Vice President and Controller

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Westcorp Press Release dated June 19, 2003